SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 27, 2004

Speaking Roses International, Inc.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-22515 (Commission File Number)	20-0612376 (I.R.S. Employer Identification No.)

545 West 500 South
Bountiful, Utah 84010
(Address of principal executive offices)

(801) 677-7673
Registrant’s telephone number, including area code

N/A
Former Name or Former Address, if Changed Since Last Report

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

    PREVIOUS INDEPENDENT PUBLIC ACCOUNTANTS.

    On February 27, 2004, the Registrant’s board of directors determined that the Registrant would not renew the engagement of its independent public accountants, Singer Lewak Greenbaum & Goldstein, LLP ("Singer Lewak"), to audit the Registrant’s financial statements for the year ending December 31, 2003. As set forth in paragraph (b) below, effective February 27, 2004, the Registrant engaged Mayer Hoffman McCann P.C. as the Registrant’s independent public accountants in replacement of Singer Lewak.

    In connection with the audits of the Registrant’s balance sheet and related statements of operations, shareholders’ equity and cash flow for the years ended December 31, 2002 and the statements of changes in net assets and shareholders’ equity in liquidation for the year ended December 31, 2001, and during the subsequent period between December 31, 2002 and February 27, 2004, there were no disagreements between the Registrant and Singer Lewak on any matters of accounting principles or practice, financial statement disclosure or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-B), which disagreements, if not resolved to the satisfaction of Singer Lewak, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports on the Registrant’s financial statements. A letter from Singer Lewak relating to such matters is attached to this report as Exhibit 16.1.

    Lewak’s reports on the Registrant’s financial statements described above for the years ended December 31, 2002 and 2001 were prepared assuming the Registrant would continue as a going concern and, other than containing an emphasis of matter paragraph regarding the Registrant’s ability to continue as a going concern, contain no adverse opinion or disclaimer of opinion, and were not qualified.

    NEW INDEPENDENT PUBLIC ACCOUNTANTS.

    On February 27, 2004, the Registrant engaged the accounting firm of Mayer Hoffman McCann P.C. ("MHM") as Registrant’s independent public accountants for the year ending December 31, 2003. MHM acted as the independent public accountants of Speaking Roses, LLC, an Idaho limited liability company, in connection with the audit of Speaking Roses, LLC’s financial statements for, and as of the nine month period ending September 30, 2003. Speaking Roses LLC acquired the substantial majority of Registrant’s outstanding common shares on February 6, 2004 in exchange for the contribution by Speaking Roses, LLC of its assets and liabilities to the Registrant. See the Registrant’s current report on Form 8-K dated February 20, 2004 for information regarding those transactions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    EXHIBITS

Exhibit 16.1 – Letter from Singer Lewak Greenbaum & Goldstein, LLP regarding change in certifying auditor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2004

Speaking Roses International, Inc.
By: /s/ Blaine Harris Blaine Harris, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Singer Lewak Greenbaum & Goldstein, LLP regarding change in certifying auditor